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                                                                     EXHIBIT 3.9

                               FIRST AMENDMENT TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                          OF MOUNTAIN COAL COMPANY LLC

                  This First Amendment to Limited Liability Company Agreement of Mountain Coal Company LLC, dated as of April ___, 1998 (the "Amendment"), is by Atlantic Richfield Company ("Member").

                  WHEREAS, Member is a party to a Limited Liability Company Agreement of Mountain Coal Company LLC, dated as of April 8, 1998 (the "Agreement"); and

                  WHEREAS, Member desires to amend the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, the Member hereby agrees as follows:

                  1.       Amendments.

                           (a) Section 8 is hereby amended in its entirety to read as follows:

                           "8. Capital Contributions. Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree pro rata in accordance with profit sharing interests as set forth in Schedule A hereof ("Profit Sharing Interests"), which amounts shall be set forth in the books and records of the Company. The Profit Sharing Interests are deemed to be "securities" governed by Division 8 of the Uniform Commercial Code, as enacted in Delaware.

                           (b) Section 9 is hereby deleted in its entirety.

                  2. Agreement to Continue as Amended. Except as modified and amended by this Amendment, the Agreement shall remain and continue in full force and effect after the date hereof.

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                  IN WITNESS WHEREOF, the undersigned has duly executed this amendment as of April __, 1998.

                                           ATLANTIC RICHFIELD COMPANY,
                                           MEMBER

                                           By: /s/ TERRY G. DALLAS
                                               ------------------------------
                                           Name: Terry G. Dallas
                                           Title: Senior Vice President and
                                                  Treasurer